Exhibit 99.B(m)(1)(A)(ii)

AMENDED SCHEDULE A

with respect to

ING INVESTORS TRUST

AMENDED AND RESTATED DISTRIBUTION PLAN

SERVICE 2 CLASS

Portfolios

ING AllianceBernstein Mid Cap Growth Portfolio

ING BlackRock Large Cap Growth Portfolio

ING BlackRock Large Cap Value Portfolio

ING Capital Guardian U.S. Equities Portfolio

ING Disciplined Small Cap Value Portfolio

ING EquitiesPlus Portfolio

ING Evergreen Health Sciences Portfolio

ING Evergreen Omega Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING  Van Kampen Large Cap Growth Portfolio

ING Mid Cap Growth Portfolio

ING Franklin Income Portfolio

ING Global Real Estate Portfolio

ING Global Resources Portfolio

ING Global Technology Portfolio

ING Goldman Sachs Commodity Strategy Portfolio(1)

ING International Growth Opportunities Portfolio

ING Janus Contrarian Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING JPMorgan Value Opportunities Portfolio

ING Julius Baer Foreign Portfolio

ING Legg Mason Value Portfolio

ING LifeStyle Aggressive Growth Portfolio

ING LifeStyle Conservative Portfolio(2)

ING LifeStyle Growth Portfolio

ING LifeStyle Moderate Growth Portfolio

ING LifeStyle Moderate Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

(1) The fee waiver for ING Goldman Sachs Commodity Strategy Portfolio and ING Multi-Manager International Small Cap Portfolio is for the period of April 28, 2008 – May 1, 2009.

(2) The fee waiver for ING LifeStyle Conservative Portfolio is for the period of October 17, 2007 – May 1, 2009.

ING Lord Abbett Affiliated Portfolio

ING Marsico Growth Portfolio

ING Marsico International Opportunities Portfolio

ING MFS Total Return Portfolio

ING MFS Utilities Portfolio

ING Multi-Manager International Small Cap Portfolio(1)

ING Oppenheimer Main Street Portfolio®

ING PIMCO Core Bond Portfolio

ING PIMCO High Yield Portfolio

ING Pioneer Equity Income Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING Stock Index Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING Templeton Global Growth Portfolio

ING UBS U.S. Allocation Portfolio

ING Van Kampen Capital Growth Portfolio

ING Van Kampen Global Franchise Portfolio

ING Van Kampen Growth and Income Portfolio

ING Van Kampen Real Estate Portfolio

ING VP Index Plus International Equity Portfolio

ING Wells Fargo Disciplined Value Portfolio

ING Wells Fargo Small Cap Disciplined Portfolio

Date last amended: March 27, 2008

(1) The fee waiver for ING Goldman Sachs Commodity Strategy Portfolio and ING Multi-Manager International Small Cap Portfolio is for the period of April 28, 2008 – May 1, 2009.